                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): April 18, 1996



                         PROVIDENT AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)



Pennsylvania                        0-13591                     23-2214195
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


                2500 DeKalb Pike, Norristown, Pennsylvania 19404
                (Address of principal executive offices/Zip Code)


       Registrant's telephone number, including area code: (610) 279-2500



Former name, former address, and former fiscal year, if changed since last report: N/A


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ITEM 5.  OTHER EVENTS

        On April 18, 1996, Registrant announced that it had terminated negotiations with the principals of Residential Healthcare, Inc., t/a Medical Resources, Ltd. ("Medical Resources") for the purchase by Registrant of all of the outstanding stock of Medical Resources and a portion of two affiliated companies, Coastal Services, Eastern, Inc. and National Hospital Network, Inc. (collectively the "Medical Resources Acquisitions"), pursuant to the conditions of a letter of intent executed by the parties in August of 1995.

        Registrant's subsidiary, Provident Indemnity Life Insurance Company ("PILIC"), through its subsidiary, Montgomery Management Corporation, continues to own a 25% interest in the issued and outstanding shares of Coastal Services, Eastern, Inc. ("CSE").

        As a result of the discontinuance of negotiations relative to the Medical Resources Acquisitions and its attendant business, Registrant discontinued further negotiations with NationsCredit Commercial Corporation relative to the commitment of NationsCredit for financing in the approximate amount of $14,500,000 in connection with the Medical Resources Acquisitions.

        Also, effective in April of 1996, PILIC ceased utilizing CSE for the provision of administrative services with respect to a certain specified health insurance business of PILIC, and administration of such business was recaptured and will be continued by PILIC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements of businesses acquired.

        Not applicable.

    (b) Pro forma financial information.

        Not applicable.

    (c) Exhibits:

        None.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROVIDENT AMERICAN CORPORATION


                                   By:/s/ ALVIN H. CLEMENS
                                      ----------------------------------------
                                       Alvin H. Clemens, President and
                                       Chief Executive Officer

April 25, 1996

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